UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 8, 2014

Spōk Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia		22151
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 611-8488

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective July 8, 2014, USA Mobility, Inc. changed its legal corporate name to Spōk Holdings, Inc. (the “Company”). We effectuated the name change through a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware where a subsidiary formed solely for the purpose of the name change was merged with and into us, with us as the surviving corporation in the merger. The merger had the effect of amending our Certificate of Incorporation to reflect our new legal name. A copy of the Amended and Restated Certificate of Incorporation and Bylaws are attached hereto as Exhibits 3.1 and 3.2. We also changed the name of our indirect, wholly-owned, operating subsidary from USA Mobility Wireless, Inc. to Spōk, Inc.
The merger and resulting name change do not affect the rights of the Company's security holders, creditors, customers or suppliers. Other than the name change, we did not make any changes to our Certificate of Incorporation or our Bylaws. Our new trading symbol on the NASDAQ Global Market starting July 9, 2014 will be SPOK. In addition, effective as of July 9, 2014, a new CUSIP number of 84863T106 and a new ISIN number of US84863T1060 will be assigned to the Company's common stock.
Item 7.01 Regulation FD Disclosure.
On July 8, 2014, the Company issued a press release announcing the name change. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 of Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit
No.	Description
3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
99.1	Press Release of the Company, dated July 8, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spōk Holdings, Inc.

/s/ Shawn E. Endsley
Name: Shawn E. Endsley
Title: Chief Financial Officer
Date: July 8, 2014

EXHIBIT INDEX

Exhibit
No.	Description
3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
99.1	Press Release of the Company, dated July 8, 2014.